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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                          Date of Report: July 3, 1996


                         AirTouch Communications, Inc.

   Delaware                         1-12342                     94-3213132
(State or other                 (Commission File               (IRS Employer
jurisdiction of                     Number)                 Identification No.)
incorporation)


             One California Street, San Francisco, California 94111
- --------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (415) 658-2000

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Item 5.  Other Events.

The following information replaces the information set forth under Ratio of Earnings to Fixed Charges in AirTouch Communications, Inc.'s Registration Statement on Form S-3 (No. 33-62787):

        The following table sets forth the ratio of earnings to combined fixed charges on a historical basis from continuing operations of the Company for the periods indicated. For the purpose of calculating this ratio, earnings consist of income before cumulative effect of accounting change and income taxes and fixed charges included in pre-tax income, adjusted for minority interests in income of certain consolidated wireless systems, equity in net losses and distributed net income of certain less-than-fifty-percent-owned unconsolidated wireless systems. Fixed charges include interest on indebtedness and the portion of rental expense representative of the interest factor.

        Nine-Months Ended                   Year ended December 31,
        September 30, 1995
        -----------------------------------------------------------------------
                                    1994     1993     1992     1991     1990
                                    ----     ----     ----     ----     ----
              13.1                  10.4      6.0      2.4     3.4     4.9


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Item 7.         Financial Statements and Exhibits

(c) Exhibits.

Exhibit 4.1 First Supplemental Indenture Between AirTouch Communications, Inc. and The First National Bank of Chicago, as Trustee.

Exhibit 12.1 Statement re Computation of Ratios (replaces Exhibit 12.1 - Statement re Computation of Ratios in AirTouch's Registration Statement on Form S-3 (No. 33-62787).

Exhibit 25.1 Form T-1 - Statement of eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AIRTOUCH COMMUNICATIONS, INC.

                                        By: /s/ Mohan S. Gyani
                                            -------------------------
                                            Mohan S. Gyani
                                            Executive Vice President and
                                            Chief Financial Officer

Date: July 3, 1996

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Exhibit Index

Exhibit 4.1 First Supplemental Indenture Between AirTouch Communications, Inc. and The First National Bank of Chicago, as Trustee.

Exhibit 12.1 Statement re Computation of Ratios (replaces Exhibit 12.1 - Statement re Computation of Ratios in AirTouch's Registration Statement on Form S-3 (No. 33-62787).

Exhibit 25.1 Form T-1 - Statement of eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago.


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